SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934 (Amendment No. )

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CERADYNE, INC.

(Name of Registrant as Specified In Its Charter)

N/A

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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3169 Redhill Avenue

Costa Mesa, California 92626

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Be Held July 28, 2003

The Annual Meeting of Stockholders of Ceradyne, Inc., a Delaware corporation (the “Company”) will be held at the Radisson Hotel, 4545 MacArthur Blvd., Newport Beach, CA 92660, on Monday, July 28, 2003, at 10:00 a.m. local time, for the following purposes, all as set forth in the attached Proxy Statement.

1.	To elect six directors to serve until the next annual meeting of stockholders and until their successors are elected and have qualified.

2.	To approve the 2003 Stock Incentive Plan, under which 500,000 shares of common stock are authorized for issuance pursuant to stock options.

3.	To approve an amendment to the Certificate of Incorporation which will increase the number of shares of common stock the Company is authorized to issue from 12,000,000 to 18,000,000.

The Board of Directors intends to present for election as directors the nominees named in the accompanying Proxy Statement, whose names are incorporated herein by reference.

In accordance with the Bylaws of the Company, the Board of Directors has fixed the close of business on June 6, 2003 as the record date for the determination of stockholders entitled to vote at the Annual Meeting and to receive notice thereof. For ten days prior to the meeting a complete list of stockholders entitled to vote at the meeting will be available for examination by any stockholder, for any purpose germane to the meeting, during ordinary business hours at our principal offices located at 3169 Redhill Avenue, Costa Mesa, California 92626.

Stockholders are cordially invited to attend the meeting in person. However, even if you do plan to attend the meeting, please complete, sign and date the enclosed proxy card and return it without delay in the enclosed postage paid envelope. If you do attend the meeting, you may withdraw your proxy and vote personally on each matter brought before the meeting.

By Order of the Board of Directors

Jerrold J. Pellizzon

Chief Financial Officer and Corporate Secretary

Costa Mesa, California

June 27, 2003

3169 Redhill Avenue

Costa Mesa, California 92626

ANNUAL MEETING OF STOCKHOLDERS

To Be Held July 28, 2003

This Proxy Statement is furnished in connection with the solicitation of the enclosed proxy on behalf of the Board of Directors of Ceradyne, Inc., a Delaware corporation (the “Company”), for use at the Annual Meeting of Stockholders of the Company to be held on Monday, July 28, 2003, and at any adjournments thereof. The meeting will be held at the Radisson Hotel, 4545 MacArthur Blvd., Newport Beach, CA 92660, commencing at 10:00 a.m. local time. It is anticipated that this Proxy Statement and the enclosed form of proxy will be first mailed to stockholders on or about June 27, 2003.

The purpose of the meeting and the matters to be acted upon are set forth in the foregoing attached Notice of Annual Meeting. As of the date of this statement, the Board of Directors knows of no other business which will be presented for consideration at the meeting. However, if any other matters properly come before the meeting, the persons named as proxies will vote on them in accordance with their best judgment.

Stockholders are requested to date, sign and return the enclosed proxy to make certain that their shares will be voted at the meeting. Any proxy given may be revoked by the stockholder at any time before it is voted by delivering written notice of revocation to the Secretary of the Company, by filing with him a proxy bearing a later date, or by attendance at the meeting and voting in person. All proxies properly executed and returned will be voted in accordance with the instructions specified thereon. If no instructions are specified, proxies will be voted FOR the election as directors of the six nominees below, and FOR approval of Proposals 2 and 3.

VOTING SHARES AND VOTING RIGHTS

The close of business on June 6, 2003 has been fixed as the record date for stockholders entitled to notice of and to vote at the meeting. As of that date, there were 8,652,781 shares of common stock of the Company outstanding and entitled to vote, the holders of which are entitled to one vote per share. The presence at the meeting, in person or by proxy, of a majority of the outstanding shares of common stock is necessary to constitute a quorum for the transaction of business.

In the election of directors, a stockholder may cumulate his or her votes for one or more candidates, but only if such candidate’s or candidates’ names have been placed in nomination prior to the voting and the stockholder has given notice at the meeting, prior to the voting, of his or her intention to cumulate votes. If any one stockholder has given such notice, all stockholders may cumulate their votes for the candidates in nomination. Management is hereby soliciting discretionary authority to cumulate votes represented by proxies if cumulative voting is invoked. If the voting for directors is conducted by cumulative voting, each share will be entitled to a number of votes equal to the number of directors to be elected, which votes may be cast for a single candidate or may be distributed among two or more candidates in such proportions as the stockholder thinks fit. The six candidates receiving the highest number of affirmative votes will be elected. If no such notice is given, there will be no cumulative voting, which means a simple majority of the shares voting may elect all of the directors.

Proxies marked “withheld” as to any director and broker non-votes will be counted for purposes of determining the presence or absence of a quorum for the transaction of business. However, proxies marked “withheld” and broker non-votes have no legal effect on the election of directors under Delaware law. Proxies marked “abstain” as to a particular proposal will be counted in the tabulation of the votes cast, and will have the same effect as a vote “against” that proposal. Broker non-votes will not be counted in determining the total number of votes cast on Proposal 2 and, therefore, will have no effect on whether that proposal is approved. However, because Proposal 3 requires the affirmative vote of a majority of all shares outstanding as of the record date, broker non-votes as to Proposal 3 will have the same effect as a vote “against” that proposal.

The following table sets forth information as of May 30, 2003, regarding the beneficial ownership of the common stock of the Company by (1) each person or group known by the Company to be the beneficial owner of more than 5% of the outstanding shares of common stock, (2) each of the directors and nominees for director of the Company, (3) each of the executive officers named in the Summary Compensation Table, and (4) all current executive officers and directors of the Company as a group. The applicable percentage ownership for each stockholder is based on 8,652,781 shares of common stock outstanding as of May 30, 2003, together with all shares of common stock subject to options exercisable within 60 days following May 30, 2003 for that stockholder. Shares of common stock issuable upon exercise of options are deemed outstanding for the purpose of computing the percentage ownership of the person holding these options, but are not deemed outstanding for computing the percentage ownership of any other person.

	Common Shares Owned		Options Exercisable Within 60 Days	Beneficial Ownership(1)
Name and Address				Number	Percent
Joel P. Moskowitz 3169 Redhill Avenue Costa Mesa, CA 92626	1,163,110		50,000	1,213,110	13.9%
George A. Needham 445 Park Avenue New York, NY 10022	635,000	(2)	—	635,000	7.3%
Dimensional Fund Advisors, Inc. 1299 Ocean Ave., 11th Floor Santa Monica, CA 90401	545,800	(3)	—	545,800	6.3%
Needham Investment Management LLC	292,301	(4)	—	292,301	3.4%
David P. Reed	501		51,500	52,001	*
Frank Edelstein	37,400		32,000	69,400	*
Milton L. Lohr	—		41,000	41,000	*
Richard A. Alliegro	—		37,000	37,000	*
Wilford D. Godbold, Jr.	1,000		20,000	21,000	*
Earl E. Conabee	6,725		2,100	8,825	*
Eduard Bagdasarian	—		20,000	20,000	*
All executive officers and directors as a group (11 persons)	1,212,191		319,000	1,531,191	17.2%

*	Less than 1% of shares of common stock outstanding.
(1)	This table is based upon information supplied by the executive officers, directors and beneficial stockholders. Except as otherwise noted, the beneficial owners named in the table have sole voting and sole investment control with respect to all shares beneficially owned, subject to community property laws where applicable.
(2)	Based on information contained in a statement on Schedule 13D dated January 17, 2003, as filed with the Securities and Exchange Commission, all shares are beneficially owned by Mr. Needham by virtue of his position as Managing General Partner or Manager of the investment partnerships that hold these shares. Mr. Needham is affiliated with Needham & Company, Inc.
(3)	Based upon information contained in a statement on Schedule 13G dated December 31, 2002 as filed with the Securities and Exchange Commission, Dimensional Fund Advisors, Inc. disclaims beneficial ownership of all shares, which are held on behalf of its advisory clients.
(4)	Based upon information contained in a statement on Schedule 13G dated January 16, 2003, as filed with the Securities and Exchange Commission, all shares are beneficially owned by Needham Investment Management LLC by virtue of its position as investment adviser to various Needham Funds. Needham Investment Management LLC is affiliated with Needham & Company, Inc.

ELECTION OF DIRECTORS

(Proposal 1)

In accordance with the bylaws of the Company, the number of directors constituting the Board of Directors is currently fixed at six. All six directors are to be elected at the 2003 Annual Meeting and will hold office until the 2004 Annual Meeting and until their respective successors are elected and have qualified. It is intended that the persons named in the enclosed proxy will, unless such authority is withheld, vote for the election of the six nominees named below. In the event that any of them should become unavailable prior to the Annual Meeting, the proxy will be voted for a substitute nominee or nominees designated by the Board of Directors, or the number of directors may be reduced accordingly. If additional persons are nominated for election as directors, the proxy holders intend to vote all proxies received by them according to the cumulative voting rules to assure the election of as many of the nominees listed below as possible. In such event, the specific nominees to be voted for will be determined by the proxy holders. All of the nominees named below have consented to being named herein and to serve if elected.

Set forth below are the names and ages of the nominees for election to the Board of Directors, the present position with the Company of each nominee, the year each nominee was first elected a director of the Company, the principal occupation of each nominee, directorships held with other public companies, and additional biographical data. The beneficial ownership of the Company’s common stock by each of the nominees as of May 30, 2003 is set forth in the table under “Voting Shares and Voting Rights” above.

Name	Age	Present Position with the Company	Year First Elected Director
Joel P. Moskowitz	64	Chairman of the Board, President and Chief Executive Officer	1967
Richard A. Alliegro	73	Director	1992
Eduard Bagdasarian	38	Director	2002
Frank Edelstein	77	Director	1984
Wilford D. Godbold, Jr.	65	Director	2000
Milton L. Lohr	78	Director	1986

Joel P. Moskowitz co-founded the Company’s predecessor in 1967. He served as President of the Company from 1974 until January 1987, and from September 1987 to the present. Mr. Moskowitz also serves as Chairman of the Board and Chief Executive Officer of the Company, which positions he has held since 1983. Mr. Moskowitz currently serves on the Board of Trustees of Alfred University. Mr. Moskowitz obtained a B.S. in Ceramic Engineering from Alfred University in 1961 and an M.B.A. from the University of Southern California in 1966.

Richard A. Alliegro has served on the Board of Directors of the Company since 1992. Mr. Alliegro retired from Norton Company in 1990 after 33 years, where his last position was Vice President, Refractories and Wear, for Norton’s Advanced Ceramics operation. He served as President of Lanxide Manufacturing Co., a subsidiary of Lanxide Corporation, from May 1990 to February 1993. Mr. Alliegro currently is the owner of AllTec Consulting, Inc., a ceramic technology consulting firm. Mr. Alliegro obtained B.S. and M.S. degrees in Ceramic Engineering from Alfred University in 1951 and 1952, respectively, and serves as a member of the Board of Trustees of that university.

Eduard Bagdasarian was appointed to the Board of Directors on February 25, 2002 to fill the vacancy created by the resignation of Leonard Allenstein. He is Managing Director and Chief Operating Officer of the investment-banking firm of Barrington Associates, where he has been employed since 1989. Mr. Bagdasarian chairs Barrington Associates’ Executive Committee and serves on its Board of Directors. Mr. Bagdasarian is a registered General and Financial Principal with the NASD. He is a graduate of UCLA with a degree in Business/Economics.

Frank Edelstein has served on the Board of Directors of the Company since 1984. Mr. Edelstein has been a Vice President of StoneCreek Capital, Inc., an investment banking firm, since November 1986. From 1979 to November 1986, he was Chairman of the Board of International Central Bank & Trust Company, which was acquired by Continental Insurance Co. in July 1983. Mr. Edelstein is currently a director of Arkansas Best Corp. and IHOP Corp. He obtained a B.A. degree in Mathematics from NYU in 1948.

Wilford D. Godbold, Jr. has been a member of the Board of Directors of the Company since July 2000. Mr. Godbold is currently a private investor. From 1982 to 1998, Mr. Godbold was employed by Zero Corporation, a manufacturer of packaging systems for the electronics industry, where he served as President and Chief Executive Officer from 1984 to 1998. From 1966 to 1982, he was engaged in the private practice of law with Gibson Dunn & Crutcher, specializing in mergers and acquisitions, corporate finance and general corporate law. Mr. Godbold holds an A.B. degree in Political Science from Stanford University, and a J.D. from UCLA Law School. Mr. Godbold is a director of Sempra Energy and K2, Inc.

Milton L. Lohr served as a director of the Company from 1986 until October 1988, when he resigned to accept a position as Deputy Undersecretary of Defense for Acquisitions. He held that position until May 1989 and was re-elected as a director of the Company in July 1989. Mr. Lohr is currently a partner of L. F. Global Investments, LLC, a San Diego based financial institution with activities in money management funds, venture capital and asset management companies. He served as the first Deputy Under Secretary of Defense for Acquisition in both the Reagan and Bush administrations, with responsibility to assist in overseeing the Department of Defense’s major acquisition programs as well as exercising oversight of international programs and U.S. Arms Control Compliance activities. He also served as U.S. Acquisition Representative to the NATO Conference of National Armament Directors and provided leadership guiding U.S. armament cooperative programs, and in developing and establishing policy initiatives aimed at promoting cooperation on major weapon systems and technology among the NATO Allies. He also served on the Four Power Group with members from the UK, France, Germany and the U.S. Mr. Lohr previously held the position of President of Defense Development Corporation, a defense-related research and development company, from 1990 to 1993. Mr. Lohr also held the position of Senior Vice President of Titan Systems, a defense-related research and development company, from 1986 to 1988, and was founder and CEO of Defense Research Corporation, a defense consulting firm, from 1983 to 1986. Mr. Lohr served from 1969 to 1983 as Executive Vice-President of Flight Systems, Inc., a firm engaged in aerospace and electronic warfare systems. Mr. Lohr has over thirty-five years experience in government positions and aerospace and defense management. He served as a panel member of the President’s Science Advisory Committee, a member of the Office of the Secretary of Defense, Army Science Board, as well as other ad hoc government related assignments. Mr. Lohr obtained a B.S. degree in Engineering from USC in 1949, and a M.S. degree from UCLA in 1964.

Information Regarding the Board of Directors and its Committees

The Board of Directors of the Company held five meetings during 2002. Each director attended 100% of the aggregate of all meetings of the Board and its committees on which they served during 2002.

The Board of Directors has established Audit, Compensation, Stock Option and Nominating Committees.

The Audit Committee meets with the Company’s independent accountants and with management to review the Company’s financial statements, the scope of the annual audit and internal accounting controls, and recommends to the Board the selection of the independent accountants. During 2002, the Audit Committee was composed of Mr. Godbold, as chairperson, and Messrs. Alliegro, Edelstein and Lohr and met seven times. Mr. Alliegro resigned from the Audit Committee on February 24, 2003, and Mr. Bagdasarian was appointed to the Audit Committee effective as of April 1, 2003. In the judgment of the Board of Directors, the members of the Audit Committee satisfy the independence, financial literacy and expertise requirements of the National Association of Securities Dealers, Inc.

The Compensation Committee’s function is to review and make recommendations to the Board regarding executive officers’ compensation. This committee, which is currently composed of Mr. Edelstein, as chairperson, and Messrs. Alliegro, Godbold and Lohr, met once during 2002.

The Stock Option Committee is currently composed of Mr. Moskowitz, as chairperson, and Mr. Lohr. This committee, which acted by written consent three times during 2002, administers the Company’s 1994 Stock Incentive Plan, 2003 Stock Incentive Plan, and the 1995 Employee Stock Purchase Plan.

The Nominating Committee was appointed by the Board of Directors on June 2, 2003, and is composed of Messrs. Alliegro, Edelstein and Lohr. The Nominating Committee has the authority to designate the persons to be nominated by the Board for election as directors at each annual meeting of the stockholders of the Company, and to fill vacancies on the Board of Directors occurring between annual meetings. The Nominating Committee does not consider nominees recommended by stockholders. The Nominating Committee held its first meeting on June 2, 2003.

Directors are paid fees for their services on the Board of Directors in such amounts as are determined from time to time by the Board. During 2002, a fee of $500 per month plus $1,000 for each Board meeting attended was paid to each non-employee director.

In addition, non-employee directors receive stock options from time-to-time under the Company’s stock option plans. During 2002, options to purchase 5,000 shares were granted to each of Messrs. Alliegro, Edelstein, Godbold and Lohr, and options to purchase 15,000 shares were granted to Mr. Bagdasarian. Each option vests in full six months after the date of grant, has a term of 10 years, and an exercise price equal to the fair market value of the common stock on the date of grant.

APPROVAL OF THE 2003 STOCK INCENTIVE PLAN

(Proposal 2)

Historically, the Company has used options to purchase shares of its common stock as an incentive to attract and retain the services of qualified employees, officers and directors, consultants and other service providers upon whose judgment, initiative and efforts the successful conduct and development of the Company’s business largely depends, by providing them with an opportunity to participate in the ownership of the Company and thereby have an interest in the success and increased value of the Company. As of March 31, 2003, there were options outstanding under the Company’s 1994 Stock Incentive Plan (the “1994 Plan”) to purchase a total of 732,260 shares of common stock at a weighted average exercise price of $5.36 per share. The 1994 Plan will terminate on April 11, 2004, and there currently are no shares remaining available under the 1994 Plan for the grant of additional stock options.

The Board of Directors believes that stock options will continue to be an important and valuable incentive to attract, retain and motivate qualified employees, officers, directors, consultants and other service providers. Therefore, to further these purposes, the Board of Directors unanimously adopted the 2003 Stock Incentive Plan (the “2003 Plan”) on April 16, 2003, subject to stockholder approval. The principal features of the 2003 Plan are summarized below, but the summary is qualified in its entirety by reference to the 2003 Plan itself, a copy of which is attached as Appendix A to this proxy statement.

Description of the 2003 Plan

The 2003 Plan authorizes the Company to grant options to purchase up to 500,000 shares of common stock, subject to adjustment in the number and kind of shares subject to the 2003 Plan in the event of stock splits, stock dividends or certain other similar changes in the capital structure of the Company. Options may be granted under the 2003 Plan either as “incentive stock options” as defined in Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”), or as nonqualifed stock options. As of June 11, 2003, options to purchase a total of 15,000 shares of common stock have been granted under the 2003 Plan. The last reported sale price of the Company’s common stock on the Nasdaq National Market System on June 11, 2003 was $15.40 per share.

Employees of the Company or of any parent or subsidiary corporation of the Company, whether now existing or hereafter created or acquired (an “Affiliated Company”), including officers and directors if they are employees of the Company or an Affiliated Company, are eligible for selection to receive incentive stock options under the 2003 Plan. However, the aggregate fair market value (determined on the date of grant) of the stock with respect to which incentive stock options become exercisable for the first time by an optionee during any calendar year may not exceed $100,000.

Employees of the Company or of an Affiliated Company, officers and directors, whether or not employees, consultants and other service providers to the Company or an Affiliated Company are eligible to receive nonqualified options under the 2003 Plan.

In no event may any individual be granted options under the 2003 Plan for more than 250,000 shares in any one calendar year. As of May 30, 2003, 11 officers and directors of the Company and approximately 430 other employees of the Company were eligible to participate in the 2003 Plan.

The 2003 Plan will be administered by either the Board of Directors or a committee of two or more directors appointed by the Board of Directors (the “Committee”). Subject to the provisions of the 2003 Plan, the Committee has full authority to implement, administer and make all determinations necessary under the 2003 Plan.

The exercise price of incentive stock options and nonqualified options may not be less than the fair market value of a share of common stock on the date the option is granted. The exercise price of any option granted to a person who owns more than 10% of the Company’s outstanding common stock on the date of grant may not be less than 110% of the fair market value of a share of common stock on the date of the grant.

Payment of the exercise price may be made, in the discretion of the Committee, in cash, by check, by delivery of shares of the Company’s common stock owned by the optionee, or any combination of the foregoing methods of payment or any other consideration or method of payment as shall be permitted by applicable corporate law. The Committee has the authority to determine the time or times at which options granted under the 2003 Plan become exercisable, provided that options must expire no later than ten years from the date of grant (five years with respect incentive stock options granted to a person who owns more than 10% of the outstanding common stock as of the date of grant). Options are nontransferable, other than by will and the laws of descent and distribution.

The Board of Directors may from time to time alter, amend, suspend or terminate the 2003 Plan in such respects as the Board of Directors may deem advisable. However, no such alteration, amendment, suspension or termination shall be made that would substantially affect or impair the rights of any person under any incentive option or nonqualified option theretofore granted to such person withFout his or her consent. Unless previously terminated by the Board of Directors, the 2003 Plan will terminate on April 16, 2013.

The vesting of all options granted under the 2003 Plan will accelerate automatically upon a change in control of the Company (as defined in the 2003 Plan) effective as of immediately prior to the consummation of the change in control, unless the options are to be assumed by the acquiring or successor entity (or parent thereof) or new options of comparable value are to be issued in exchange therefor or the options granted under the 2003 Plan are to be replaced by the acquiring or successor entity (or parent thereof) with other incentives under a new incentive program containing such terms and provisions as the Committee in its discretion may consider equitable.

Summary of Federal Income Tax Consequences of the 2003 Plan

The Federal income tax discussion set forth below is intended for general information only. State and local income tax consequences are not discussed, and may vary from locality to locality.

Incentive Stock Options. There is no taxable income to an employee when an incentive stock option is granted or when that option is exercised. However, generally the amount by which the fair market value of the shares at the time of exercise exceeds the option exercise price will be included in the optionee’s alternative minimum taxable income upon exercise. If stock received on exercise of an incentive option is disposed of in the same year the option was exercised, and the amount realized is less than the stock’s fair market value at the time of exercise, the amount includable in alternative minimum taxable income does not exceed the amount realized on the sale or exchange of the stock, less the taxpayer’s basis in such stock. Gain realized by an optionee upon sale of stock issued on exercise of an incentive stock option is taxable as long-term capital gain, and no tax deduction is available to the Company, if the optionee disposes of the shares more than two years after the date of grant of the option and more than one year after the date of exercise. If the optionee disposes of the shares less than two years after the date of grant or less than one year after the date of exercise, the optionee will recognize ordinary income in an amount equal to the difference between the option exercise price and the lower of the fair market value of the shares on the date of exercise or on the date of disposition of the shares. Subject to Section 162(m) of the Code, which limits the deductibility of compensation in excess of $1,000,000 per executive officer, the Company will be entitled to a deduction to the extent the employee must recognize ordinary income.

Nonqualified Stock Options. The recipient of a nonqualified stock option will not recognize taxable income upon the grant of the option, nor will the Company then be entitled to any deduction. Generally, upon exercise of a nonqualified stock option the optionee will recognize ordinary income in an amount equal to the difference between the option exercise price and the fair market value of the shares on the date of exercise. Subject to Section 162(m) of the Code, the Company will be entitled to a deduction in an amount equal to the ordinary income recognized by the optionee. An optionee’s tax basis for the stock for purposes of determining gain or loss on the subsequent disposition of the shares generally will be the fair market value of the stock on the date of exercise of the nonqualified stock option.

Vote Required For Approval of the 2003 Plan

Approval of this proposal to approve the 2003 Plan requires the affirmative vote of the holders of a majority of the shares of common stock of the Company present, or represented, and entitled to vote at the Annual Meeting. Proxies marked “abstain” as to this proposal will be counted in the tabulation of the votes cast, and will have the same effect as a vote “against” this proposal. Broker non-votes will not be counted in determining the total number of votes cast on this proposal and, therefore, will have no effect on whether this proposal is approved.

Recommendation of Board of Directors

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” APPROVAL OF THIS PROPOSAL TO APPROVE THE COMPANY’S 2003 STOCK INCENTIVE PLAN.

AMENDMENT TO THE CERTIFICATE OF INCORPORATION

TO INCREASE AUTHORIZED SHARES OF COMMON STOCK

(Proposal 3)

The Company’s Certificate of Incorporation currently authorizes the issuance of up to 12,000,000 shares of common stock. On June 2, 2003, the Board of Directors unanimously approved, subject to stockholder approval, an amendment to the Certificate of Incorporation to increase the authorized number of shares of common stock to 18,000,000.

As of May 30, 2003, there were 8,652,781 shares of common stock issued and outstanding, and an additional approximately 1,360,000 shares of common stock were reserved for issuance under the Company’s stock option plans, employee stock purchase plan and 401(k) plan. In addition, the Company is in the process of offering an additional 1,500,000 shares of common stock to the public pursuant to a Registration Statement on Form S-3 that was filed with the Securities and Exchange Commission on June 6, 2003. Up to an additional 225,000 shares may be sold in the offering if the underwriters exercise their over-allotment option in full. If all of the shares being offered to the public pursuant to the Registration Statement are sold, including the over allotment shares, there will be only approximately 262,000 shares of common stock available for other purposes.

At the Annual Meeting, the stockholders of the Company will be asked to approve this proposal to amend the Company’s Certificate of Incorporation to increase the number of authorized shares of common stock from 12,000,000 to 18,000,000. If the stockholders approve this proposal, Article 4 of the Company’s Certificate of Incorporation will be amended to read in its entirety as follows:

Article 4 – Authorized Capital

The total number of shares of capital stock which this Corporation has the authority to issue is 18,000,000. All such shares are of one class and are Common Stock, $0.01 par value per share.

Reasons for the Amendment

The Company’s reserve of authorized but unissued shares of common stock has been substantially depleted over the years as a result of stock offerings, acquisitions and the granting of stock options and the issuance of shares under employee benefit plans. The Board of Directors believes it is prudent and advisable to increase the authorized number of shares of common stock in order to provide a sufficient number of available shares to meet future business needs as they arise, such as additional stock offerings, acquisitions, stock splits, stock dividends and compensation plans. There are currently no arrangements, agreements or understandings for the issuance or use of the additional shares of common stock (other than shares to be sold to the public pursuant to the Registration Statement described above, and issuances permitted or required under the Company’s employee benefit plans).

The additional shares of common stock for which authorization is sought will be identical to the Company’s existing authorized shares of common stock. Holders of common stock do not have preemptive rights to subscribe for additional securities that may be issued by the Company, which means that current stockholders do not have a prior right to purchase any new issue of capital stock by the Company.

If this proposal is approved, the increased number of authorized shares of common stock will be available for issuance from time to time for such purposes and consideration as the Board of Directors may approve, and no further vote of stockholders of the Company will be required, except as provided under Delaware law or under applicable stock exchange or stock market rules. The availability of additional shares will provide the Company with flexibility to issue shares to meet future business needs as they arise, without the delay and expense of obtaining stockholder approval at a special meeting.

Possible Effects of the Proposed Amendment to the Certificate of Incorporation

The issuance of additional shares of common stock could have a dilutive effect on a stockholder’s voting power. Although an increase in the authorized shares of common stock could, under certain circumstances, also be construed as having an anti-takeover effect (for example, by diluting the stock ownership of a person seeking to effect a change in the composition of the Board of Directors or contemplating a tender offer or other transaction for the combination with another company), the Company is not proposing to amend the Certificate of Incorporation in response to any effort to accumulate stock or to obtain control of the Company by means of a merger, tender offer, or solicitation in opposition to management. Furthermore, the Board of Directors does not currently contemplate recommending the adoption of any other amendments to the Certificate of Incorporation which could be construed to affect the ability of third parties to take over or change control of the Company.

Vote Required For Approval of Amendment to Certificate of Incorporation

Approval of this proposal to amend the Company’s Certificate of Incorporation requires the affirmative vote of the holders of a majority of the shares of common stock issued and outstanding as of the record date for the Annual Meeting. Both abstentions and broker non-votes are not affirmative votes and, therefore, will have the same effect as votes against this proposal.

Recommendation of Board Directors

The Board of Directors has determined that the proposed increase in the number of authorized shares of common stock is in the best interests of the Company and its stockholders.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” APPROVAL OF THIS PROPOSAL TO AMEND THE COMPANY’S CERTIFICATE OF INCORPORATION.

EXECUTIVE COMPENSATION

Summary Compensation Table

The following table shows certain information concerning the compensation of the Chief Executive Officer and the other most highly compensated executive officers of the Company whose aggregate compensation for services in all capacities rendered during the year ended December 31, 2002 exceeded $100,000 (collectively, the “Named Executive Officers”):

Long Term Compensation
	Annual Compensation			Securities Underlying Options (# of Shares)
Name and Principal Position	Year	Salary	Bonus
Joel P. Moskowitz Chairman of the Board Chief Executive Officer and President	2002 2001 2000	$296,462 274,923 259,000	$41,827 48,915 51,970	— 50,000 —

David P. Reed Vice President	2002 2001 2000	$163,947 151,846 143,000	$41,377 41,985 37,905	10,000 5,000 10,000

Earl E. Conabee Vice President	2002 2001 2000	$119,040 118,540 113,000	— — —	— 2,500 2,000

Howard F. George(1) Vice President and Chief Financial Officer	2002 2001 2000	$123,239 117,193 104,327	$4,173 8,856 8,545	— 2,500 2,000

(1)	Mr. George resigned as an employee of Ceradyne on September 20, 2002.

Option Grants in Last Fiscal Year

The following table sets forth certain information concerning grants of options to each of the Named Executive Officers during the year ended December 31, 2002. In addition, in accordance with the rules and regulations of the Securities and Exchange Commission, the following table sets forth the hypothetical gains or “option spreads” that would exist for the options. Such gains are based on assumed rates of annual compound stock appreciation of 5% and 10% from the date on which the options were granted over the full term of the options. The rates do not represent the Company’s estimate or projection of future common stock prices, and no assurance can be given that any appreciation will occur or that the rates of annual compound stock appreciation assumed for the purposes of the following table will be achieved.

Name	Options Granted (# of Shares)(1)	Percent of Total Options Granted to Employees in Fiscal Year	Exercise Price ($/Share)	Expiration Date	Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Term(2)
					5% ($)	10% ($)
Joel P. Moskowitz	—	—	—	—	—	—
David P. Reed	5,000 5,000	3.1% 3.1%	8.05 4.86	05/20/12 10/14/12	25,313 15,282	64,418 38,728
Earl E. Conabee	—	—	—	—	—	—
Howard F. George	—	—	—	—	—	—

(1)	The per share exercise price of all options granted is the fair market value of the Company’s common stock on the date of grant. Options have a term of 10 years and become exercisable in five equal installments, each of which vests at the end of each year after the grant date.

(2)	The potential realizable value is calculated from the exercise price per share, assuming the market price of the Company’s common stock appreciates in value at the stated percentage rate from the date of grant to the expiration date. Actual gains, if any, are dependent on the future market price of the common stock.

Aggregated Option Exercises in Last Fiscal Year and Fiscal Year-End Option Values

The following table sets forth certain information regarding option exercises during the year ended December 31, 2002 by the Named Executive Officers, the number of shares covered by both exercisable and unexercisable options as of December 31, 2002 and the value of unexercised in-the-money options held by the Named Executive Officers as of December 31, 2002:

Name	Number of Shares Acquired on Exercise	Value Realized(2)	Number of Securities Underlying Unexercised Options At Fiscal Year End		Value of Unexercised In- the-Money Options at Fiscal Year End(1)
			Exercisable	Unexercisable	Exercisable	Unexercisable
Joel P. Moskowitz	—	—	50,000	—	$55,000	$—
David P. Reed	—	—	63,000	25,000	$248,171	$54,557
Earl E. Conabee	—	—	1,700	4,000	$3,185	$5,075
Howard F. George	—	—	—	—	—	—

(1)	Based upon the closing price of the common stock on December 31, 2002, as reported by the NASDAQ National Market ($7.80 per share).

(2)	Represents the closing sale price of the common stock on the date of exercise, less the exercise price per share, multiplied by the number of shares acquired.

Additional Equity Compensation Plan Information

The following table provides additional information regarding the Company’s equity compensation plans as of December 31, 2002. Information regarding the 2003 Stock Incentive Plan, described in Proposal 2, is not included in this table.

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
	(a)	(b)	(c)
Equity compensation plans approved by security holders(1)	794,860	$5.29	2,605
Equity compensation plans not approved by security holders	—	—	—
Employee Stock Purchase Plan(2)	N/A	N/A	84,310

Totals	794,860	$5.29	86,915

(1)	Includes shares subject to stock options outstanding under the 1994 Stock Incentive Plan, and shares available for additional option grants under that plan, as of December 31, 2002.

(2)	Includes shares available for issuance under the 1995 Employee Stock Purchase Plan as of December 31, 2002.

Compliance with Section 16(a) of the Securities Exchange Act of 1934

Section 16(a) of the Securities Exchange Act of 1934 requires the Company’s directors and executive officers, and persons who own more than ten percent of a registered class of the Company’s equity securities, to file with the Securities and Exchange Commission (“SEC”) initial reports of ownership and reports of changes in ownership of common stock and other equity securities of the Company. Officers, directors and greater than ten percent shareholders are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file.

To the Company’s knowledge, based solely on a review of the copies of such reports furnished to the Company and written representations that no other reports were required during the fiscal year ended December 31, 2002, its officers, directors and greater than ten percent beneficial owners complied with all Section 16(a) filing requirements.

Report of the Audit Committee of the Board of Directors

The following Report of the Audit Committee does not constitute soliciting material and should not be deemed filed or incorporated by reference into any other Company filings under the Securities Act of 1933 or under the Securities Act of 1934, except to the extent we specifically incorporate this Report by reference.

The Audit Committee of the Board is composed of four non-employee directors and operates under a written charter adopted by the Board. The Audit Committee during the year ended December 31, 2002 consisted of Mr. Godbold, as chairperson, and Messrs. Alliegro, Edelstein and Lohr as members. Mr. Alliegro resigned from the Audit Committee on February 24, 2003. Mr. Bagdasarian was appointed to serve on the Audit Committee, effective as of April 1, 2003, and thus did not participate in the Audit Committee’s activities during or with respect to 2002. In the judgement of the Board of Directors, the members of the Audit Committee satisfy the requirements of the National Association of Securities Dealers, Inc. with respect to independence, financial expertise and experience. The Audit Committee held seven meetings during fiscal year 2002.

The Audit Committee reports to the Board and is responsible for overseeing and monitoring financial accounting and reporting, the system of internal controls established by management and the audit process of the Company.

The Audit Committee Charter adopted by the Board sets out the responsibilities, authority and specific duties of the Audit Committee. A copy of the charter was attached as Exhibit A to the Company’s 2002 proxy statement. Pursuant to the charter, the Audit Committee has the following responsibilities:

•	To monitor the preparation of quarterly and annual financial reports;

•	To review the adequacy of internal control systems and financial reporting procedures with management and independent auditors;

•	To review the general scope of the annual audit and the fees charged by the independent auditors; and

•	To reassess the adequacy of the charter at least annually.

In discharging its oversight responsibility, the Audit Committee has met and held discussions with management and PricewaterhouseCoopers LLP, the independent auditors for the Company for the year ended December 31, 2002. Management represented to the Audit Committee that all consolidated financial statements were prepared in accordance with generally accepted accounting principles, and the Audit Committee has reviewed and discussed the consolidated financial statements with management and the independent auditors. The Audit Committee discussed with the independent auditors matters required to be discussed by Statement on Auditing Standards No. 61 (Communications with Audit Committees).

The Audit Committee also obtained from the independent auditors a formal written statement describing all relationships between the Company and the auditors that bear on the auditors’ independence consistent with Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committee). The Audit Committee discussed with the independent auditors any relationships that may impact on the firm’s objectivity and independence and satisfied itself as to the auditors’ independence.

Based on these discussions and reviews, the Audit Committee recommended that the Board of Directors approve the inclusion of the Company’s audited consolidated financial statements in the Company’s Annual Report on Form 10-K for the year ended December 31, 2002, for filing with the Securities and Exchange Commission.

Management is responsible for the Company’s financial reporting process, including its system of internal controls, and for the preparation of consolidated financial statements in accordance with generally accepted accounting principles. The Company’s independent auditors are responsible for auditing those financial statements. Our responsibility is to monitor and review these processes. It is not our duty or our responsibility to conduct auditing or accounting reviews or procedures. We are not employees of the Company and we may not be, and we may not represent ourselves to be or to serve as, accountants or auditors by profession or experts in the fields of accounting or auditing. Therefore, we have relied, without independent verification, on management’s representation that the financial statements have been prepared with integrity and objectivity and in conformity with accounting principles generally accepted in the United States of America and on the representations of the independent auditors included in their report on the Company’s financial statements. Our oversight does not provide us with an independent basis to determine that management has maintained appropriate accounting and financial reporting principles or policies, or appropriate internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. Furthermore, our considerations and discussions with management and the independent auditors do not assure that the Company’s financial statements are presented in accordance with generally accepted accounting principles, that the audit of our Company’s financial statements has been carried out in accordance with generally accepted auditing standards or that our Company’s independent accountants are, in fact, “independent.”

Respectfully submitted by the members of the Audit Committee of the Board of Directors.

Members of the Audit Committee

Wilford D. Godbold, Jr. (Chairperson)

Frank Edelstein

Milton L. Lohr

Report of the Compensation and Stock Option Committees of the Board of Directors  on Executive Compensation

The following Report on Executive Compensation shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933 or under the Securities Exchange Act of 1934, except to the extent the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.

The Compensation Committee. Executive compensation decisions are made by the four-member Compensation Committee of the Board of Directors. Each member of the Compensation Committee is a non-employee director. The Compensation Committee reviews compensation programs and policies, monitors the performance and compensation of executive officers, and other key employees and makes appropriate recommendations and reports to the Board of Directors. Executive compensation decisions made by the Compensation Committee are reviewed by the entire Board of Directors. Decisions regarding awards under the Company’s stock option plans are administered by the Stock Option Committee.

Compensation Policies. The Company maintains a compensation program designed to attract and retain highly qualified executives and to motivate management. The Company’s compensation philosophy, as reflected in its compensation and benefit arrangements, is that an executive’s “at risk” compensation should be tied directly to his or her contribution to the Company’s success in achieving performance objectives and that compensation incentives should align executive officers’ and shareholders’ interests.

The Company’s executive compensation program consists of three main components: (1) base salary, (2) bonus, and (3) long-term incentives in the form of stock options. Bonuses and stock options constitute the “at risk” portion of the compensation program. The compensation of executive officers for 2002 reflected the Compensation Committee’s commitment to coordinating pay with Company and individual performance. In establishing specific compensation levels for the executive officers in 2002, the Compensation Committee considered information provided by the Company’s Chief Executive Officer, Mr. Joel P. Moskowitz.

At the present time, none of the compensation payable to the executive officers is subject to limitation under Section 162(m) of the Internal Revenue Code (which limits the deductibility of compensation of $1 million per executive, per year).

Salaries. The general policy of the Compensation Committee is to establish executive base salaries that are (i) competitive and consistent with those provided to others holding similar positions in industry, and (ii) consistent with each executive’s actual and expected contributions to the Company’s short-term and long-term success. The Board of Directors, acting on the Compensation Committee’s recommendation, increased Mr. Moskowitz’s base salary in 2002. The increase reflected the Compensation Committee’s and the Board of Directors’ assessment of his performance in light of the Company’s performance in the prior fiscal year as compared to its annual budget as approved by the Board of Directors. Salary increases for the other senior executives effected during 2002 were based on similar considerations including individual performance and position tenure.

Bonus Awards. Bonuses paid to executive officers are based primarily on a targeted percentage of net income before taxes, and in part on discretionary factors determined by the Compensation Committee based on the individual performance of each executive.

Stock Options. Stock options are periodically granted to executive officers and other key employees under the Company’s stock option plans. The plans are administered by the Stock Option Committee of the Board of Directors, which consists of the Chief Executive Officer and one other director. Stock options are viewed as a form of long-term compensation and are intended to enable the Company to obtain and retain competent personnel who will contribute to the Company’s success by their ability, ingenuity and industry and to provide incentives to the participating officers and other key employees that are linked directly to increases in stockholder value and should, therefore, inure to the benefit of the stockholders. In determining the size of each stock option grant, the Stock Option Committee evaluates several factors, including primarily the executive’s actual and potential contributions to the Company’s long-term success, and, to a lesser extent, the amount of options currently held by the executive for whom an option grant is being considered. Stock options are granted at the fair market value of the Company’s stock on the date of grant and generally vest over a period of five years.

Members of the Compensation Committee		Members of the Stock Option Committee

Richard A. Alliegro	Wilford D. Godbold, Jr.	Joel P. Moskowitz*	Milton L. Lohr
Frank Edelstein*	Milton L. Lohr

*	Chairperson

Compensation Committee Interlocks and Insider Participation

No member of the Compensation Committee or of the Stock Option Committee is, or ever has been, an employee or officer of the Company except for Joel P. Moskowitz, who is the Chairman, Chief Executive Officer and President of the Company. No executive officer of the Company serves as a member of the board of directors or compensation committee of any entity that has one or more executive officers serving as a member of the Company’s Board of Directors, Compensation Committee or Stock Option Committee.

COMPANY STOCK PERFORMANCE GRAPH

The following graph shows a comparison of the cumulative total return to stockholders of the Company, the Nasdaq Stock Market (U.S. Companies), and the Nasdaq stocks (SIC 3200-3299 U.S. Companies, stone, clay, glass and concrete products) from December 31, 1997 to December 31, 2002:

Comparison of Five Year Cumulative Total Returns

Performance Graph for Ceradyne, Inc.

Assumes Initial Investment of $100

GENERAL

Independent Accountants

On May 20, 2002, the Company dismissed its independent auditors, Arthur Andersen LLP, and engaged PricewaterhouseCoopers LLP as its new independent auditors. The change in auditors became effective on May 20, 2002. This determination followed the Company’s decision to seek proposals from independent accountants to audit its financial statements, and was approved by the Board of Directors upon recommendation of the Audit Committee.

The audit reports of Arthur Andersen on the Company’s financial statements for the years ended December 31, 2000 and December 31, 2001 did not contain an adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting principles.

During the two years ended December 31, 2001, and the subsequent interim period through May 20, 2002, there were no disagreements between the Company and Arthur Andersen on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure.

None of the reportable events described under Item 304(a)(1)(v) of Regulation S-K occurred during either of the two years ended December 31, 2001, or during the subsequent interim period through May 20, 2002.

Prior to engaging PricewaterhouseCoopers LLP, the Company did not consult with PricewaterhouseCoopers regarding any of the matters or events set forth in Item 304(a)(2)(i) and (ii) of Regulation S-K.

PricewaterhouseCoopers LLP has been selected to audit the Company’s financial statements for the year ending December 31, 2003. Representatives of PricewaterhouseCoopers LLP will be present at the Annual Meeting to respond to appropriate questions and will be given an opportunity to make a statement if they so desire.

Fees Paid to Independent Accountants. Fees paid to PricewaterhouseCoopers LLP for the year ended December 31, 2002 were comprised of the following:

Audit fees	$112,450
Financial information systems design and implementation fees	$0
All other fees*	$17,510
* Consists primarily of income tax consulting, planning and return preparation.

The Audit Committee of the Board of Directors has considered whether the provision of services covered by the “all other fees” are compatible with maintaining PricewaterhouseCoopers LLP’s independence.

Stockholder Proposals and Advance Notice Procedures

The federal proxy rules (SEC Rule 14a-8) specify the requirements for inclusion of stockholder proposals in the Company’s Proxy Statement for the Annual Meeting of Stockholders. Stockholders who wish to have proposals included in the Company’s Proxy Statement for action at the 2004 Annual Meeting must submit their proposals in writing to the Secretary of the Company at the address set forth on the first page of this Proxy Statement so that they are received by the Secretary no later than February 28, 2004, and must also comply with the other requirements set forth in SEC Rule 14a-8.

If a stockholder desires to bring business before the meeting which is not the subject of a proposal properly submitted in accordance with SEC Rule 14a-8, the stockholder must follow procedures outlined in the

Company’s Bylaws. The Bylaws provide that a stockholder entitled to vote at the meeting may make nominations for the election of directors or may propose that other business be brought before the meeting only if (a) such nominations or proposals are included in the Company’s Proxy Statement or otherwise properly brought before the meeting by or at the direction of the Board of Directors, or (b) the stockholder has delivered written notice to the Company (containing certain information specified in the Bylaws) not less than 60 days nor more than 90 days prior to the date of the meeting. However, if the Company has given less than 70 days advance notice or public disclosure of the date the meeting is to be held, written notice of a nomination or proposal to be submitted by a stockholder at the meeting will be timely if it has been received by the Company not later than the 10th business day following the date on which notice of the meeting is mailed or the meeting date is otherwise publicly disclosed.

A copy of the full text of the Bylaw provisions containing the advance notice procedures described above may be obtained upon written request to the Secretary of the Company.

Expenses of Solicitation

The cost of soliciting the enclosed form of proxy will be paid for by the Company. The Company has retained Georgeson Shareholder to aid in the solicitation of proxies. For these services, the Company will pay Georgeson Shareholder a fee of $6,500.00 and reimburse them for certain out-of-pocket disbursements and expenses. In addition, the Company will reimburse brokerage firms and other persons representing beneficial owners of shares for their expenses in forwarding solicitation material to such beneficial owners. Directors, officers and regular employees of the Company may, without additional compensation, also solicit proxies either personally or by telephone, telegram or special letter.

Jerrold J. Pellizzon

Chief Financial Officer and

Corporate Secretary

June 27, 2003

APPENDIX A

CERADYNE, INC.

2003 STOCK INCENTIVE PLAN

This 2003 STOCK INCENTIVE PLAN (the “Plan”) is hereby established by Ceradyne, Inc., a Delaware corporation (the “Company”), adopted by its Board of Directors as of April 16, 2003 (the “Effective Date”).

ARTICLE 1.

PURPOSES OF THE PLAN

1.1.    Purposes.    The purposes of the Plan are (a) to enhance the Company’s ability to attract and retain the services of qualified employees, officers and directors (including non-employee officers and directors), and consultants and other service providers upon whose judgment, initiative and efforts the successful conduct and development of the Company’s business largely depends, and (b) to provide additional incentives to such persons or entities to devote their utmost effort and skill to the advancement and betterment of the Company, by providing them an opportunity to participate in the ownership of the Company and thereby have an interest in the success and increased value of the Company.

ARTICLE 2.

DEFINITIONS

For purposes of this Plan, the following terms shall have the meanings indicated:

2.1.    Administrator.    “Administrator” means the Board or, if the Board delegates responsibility for any matter to the Committee, the term Administrator shall mean the Committee.

2.2.    Affiliated Company.    “Affiliated Company” means any “parent corporation” or “subsidiary corporation” of the Company, whether now existing or hereafter created or acquired, as those terms are defined in Sections 424(e) and 424(f) of the Code, respectively.

2.3.    Board.    “Board” means the Board of Directors of the Company.

2.4.    Change in Control.    “Change in Control” shall mean:

          (a)    The acquisition, directly or indirectly, in one transaction or a series of related transactions, by any person or group (within the meaning of Section 13(d)(3) of the Securities Exchange Act of 1934, as amended) of the beneficial ownership of securities of the Company possessing more than fifty percent (50%) of the total combined voting power of all outstanding securities of the Company;

          (b)    A merger or consolidation in which the Company is not the surviving entity, except for a transaction in which the holders of the outstanding voting securities of the Company immediately prior to such merger or consolidation hold as a result of holding Company securities prior to such transaction, in the aggregate, securities possessing more than fifty percent (50%) of the total combined voting power of all outstanding voting securities of the surviving entity (or the parent of the surviving entity) immediately after such merger or consolidation;

          (c)    A reverse merger in which the Company is the surviving entity but in which the holders of the outstanding voting securities of the Company immediately prior to such merger hold, in the aggregate, securities possessing less than fifty percent (50%) of the total combined voting power of all outstanding voting securities of the Company or of the acquiring entity immediately after such merger;

          (d)    The sale, transfer or other disposition (in one transaction or a series of related transactions) of all or substantially all of the assets of the Company, except for a transaction in which the holders of the outstanding voting securities of the Company immediately prior to such transaction(s) receive as a distribution with respect to securities of the Company, in the aggregate, securities possessing more than fifty percent (50%) of the total combined voting power of all outstanding voting securities of the acquiring entity immediately after such transaction(s); or

          (e)    The approval by the stockholders of a plan or proposal for the liquidation or dissolution of the Company.

2.5.    Code.    “Code” means the Internal Revenue Code of 1986, as amended from time to time.

2.6.    Committee.    “Committee” means a committee of two or more members of the Board appointed to administer the Plan, as set forth in Section 6.1 hereof.

2.7.    Common Stock.    “Common Stock” means the Common Stock of the Company, subject to adjustment pursuant to Section 4.2 hereof.

2.8.    Disability.    “Disability” means permanent and total disability as defined in Section 22(e)(3) of the Code. The Administrator’s determination of a Disability or the absence thereof shall be conclusive and binding on all interested parties.

2.9.    Effective Date.    “Effective Date” means the date on which the Plan is adopted by the Board, as set forth on the first page hereof.

2.10.  Exchange Act.    “Exchange Act” means the Securities and Exchange Act of 1934, as amended.

2.11.  Exercise Price.    “Exercise Price” means the purchase price per share of Common Stock payable upon exercise of an Option.

2.12.  Fair Market Value.    “Fair Market Value” on any given date means the value of one share of Common Stock, determined as follows:

          (a)    If the Common Stock is then listed or admitted to trading on a Nasdaq market system or a stock exchange which reports closing sale prices, the Fair Market Value shall be the closing sale price on the date of valuation on such Nasdaq market system or principal stock exchange on which the Common Stock is then listed or admitted to trading, or, if no closing sale price is quoted on such day, then the Fair Market Value shall be the closing sale price of the Common Stock on such Nasdaq market system or such exchange on the next preceding day for which a closing sale price is reported.

          (b)    If the Common Stock is not then listed or admitted to trading on a Nasdaq market system or a stock exchange which reports closing sale prices, the Fair Market Value shall be the average of the closing bid and asked prices of the Common Stock in the over-the-counter market on the date of valuation.

          (c)    If neither (a) nor (b) is applicable as of the date of valuation, then the Fair Market Value shall be determined by the Administrator in good faith using any reasonable method of evaluation, which determination shall be conclusive and binding on all interested parties.

2.13.  Incentive Option.    “Incentive Option” means any Option designated and qualified as an “incentive stock option” as defined in Section 422 of the Code.

2.14.  Incentive Option Agreement.    “Incentive Option Agreement” means an Option Agreement with respect to an Incentive Option.

2.15.  NASD Dealer.    “NASD Dealer” means a broker-dealer that is a member of the National Association of Securities Dealers, Inc.

2.16.  Nonqualified Option.    “Nonqualified Option” means any Option that is not an Incentive Option. To the extent that any Option designated as an Incentive Option fails in whole or in part to qualify as an Incentive Option, including, without limitation, for failure to meet the limitations applicable to a 10% Stockholder or because it exceeds the annual limit provided for in Section 5.6 below, it shall to that extent constitute a Nonqualified Option.

2.17.  Nonqualified Option Agreement.    “Nonqualified Option Agreement” means an Option Agreement with respect to a Nonqualified Option.

2.18.  Option.    “Option” means any option to purchase Common Stock granted pursuant to the Plan.

2.19.  Option Agreement.    “Option Agreement” means the written agreement entered into between the Company and the Optionee with respect to an Option granted under the Plan.

2.20.  Optionee.    “Optionee” means an individual or entity who holds an Option.

2.21.  Service Provider.    “Service Provider” means a consultant or other natural person the Administrator authorizes to become an Optionee and who provides services to (i) the Company, (ii) an Affiliated Company, or (iii) any other business venture designated by the Administrator in which the Company (or any entity that is a successor to the Company) or an Affiliated Company has a significant ownership interest.

2.22.  10% Stockholder.    “10% Stockholder” means a person who, as of a relevant date, owns or is deemed to own (by reason of the attribution rules applicable under Section 424(d) of the Code) stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or of an Affiliated Company.

ARTICLE 3.

ELIGIBILITY

3.1.    Incentive Options.    Only employees of the Company or of an Affiliated Company (including officers of the Company and members of the Board if they are employees of the Company or of an Affiliated Company) are eligible to receive Incentive Options under the Plan.

3.2.    Nonqualified Options.    Employees of the Company or of an Affiliated Company, officers of the Company and members of the Board (whether or not employed by the Company or an Affiliated Company), and Service Providers are eligible to receive Nonqualified Options under the Plan.

3.3.    Section 162(m) Limitation.    In no event shall any Optionee be granted Options in any one calendar year pursuant to which the aggregate number of shares of Common Stock that may be acquired thereunder exceeds two hundred fifty thousand (250,000) shares, subject to adjustment as to the number and kind of shares pursuant to Section 4.2 hereof.

ARTICLE 4.

PLAN SHARES

4.1.    Shares Subject to the Plan.    The number of shares of Common Stock that may be issued under the Plan shall be five hundred thousand (500,000) shares, subject to adjustment as to the number and kind of shares pursuant to Section 4.2 hereof. For purposes of this limitation, in the event that (a) all or any portion of any

Option granted under the Plan can no longer under any circumstances be exercised, or (b) any shares of Common Stock are reacquired by the Company pursuant to an Option Agreement, the shares of Common Stock allocable to the unexercised portion of such Option or such other shares so reacquired shall again be available for issuance pursuant to Options under the Plan.

4.2.    Changes in Capital Structure.    In the event that the outstanding shares of Common Stock are hereafter increased or decreased or changed into or exchanged for a different number or kind of shares or other securities of the Company by reason of a recapitalization, stock split, reverse stock split, reclassification, stock dividend, or other similar change in the capital structure of the Company, then appropriate adjustments shall be made by the Administrator to the aggregate number and kind of shares subject to this Plan, the number and kind of shares and the price per share subject to outstanding Option Agreements and the limit on the number of shares under Section 3.3, all in order to preserve, as nearly as practical, but not to increase, the benefits to Optionees.

ARTICLE 5.

OPTIONS

5.1.    Option Agreement.    Each Option granted pursuant to this Plan shall be evidenced by an Option Agreement which shall specify the number of shares subject thereto, vesting provisions relating to such Option, the Exercise Price per share, and whether the Option is an Incentive Option or Nonqualified Option. As soon as is practical following the grant of an Option, an Option Agreement shall be duly executed and delivered by or on behalf of the Company to the Optionee to whom such Option was granted. Each Option Agreement shall be in such form and contain such additional terms and conditions, not inconsistent with the provisions of this Plan, as the Administrator shall, from time to time, deem desirable. Each Option Agreement may be different from each other Option Agreement.

5.2.    Exercise Price.    The Exercise Price per share of Common Stock covered by each Option shall be determined by the Administrator, subject to the following: (a) the Exercise Price of an Incentive Option shall not be less than 100% of Fair Market Value on the date the Incentive Option is granted, (b) the Exercise Price of a Nonqualified Option shall not be less than 100% of Fair Market Value on the date the Nonqualified Option is granted, and (c) if the person to whom an Incentive Option is granted is a 10% Stockholder on the date of grant, the Exercise Price shall not be less than 110% of Fair Market Value on the date the Incentive Option is granted. However, an Option may be granted with an exercise price lower than that set forth in the preceding sentence if such Option is granted pursuant to an assumption or substitution for another option in a manner satisfying the provisions of Section 424 of the Code.

5.3.    Payment of Exercise Price.    Subject to any legal restrictions, payment of the Exercise Price shall be made upon exercise of an Option and may be made, in the discretion of the Administrator, by: (a) cash; (b) check; (c) the surrender of shares of Common Stock owned by the Optionee (provided that if such shares were acquired pursuant to the exercise of options granted by the Company, such shares must have been held by the Optionee for at least six (6) months), which surrendered shares shall be valued at Fair Market Value as of the date of such exercise; (d) the cancellation of indebtedness of the Company to the Optionee; (e) the waiver of compensation due or accrued to the Optionee for services rendered; (f) provided that a public market for the Common Stock exists, a “same day sale” commitment from the Optionee and an NASD Dealer whereby the Optionee irrevocably elects to exercise the Option and to sell a portion of the shares so purchased to pay for the Exercise Price and whereby the NASD Dealer irrevocably commits upon receipt of such shares to forward the Exercise Price directly to the Company; (g) provided that a public market for the Common Stock exists, a “margin” commitment from the Optionee and an NASD Dealer whereby the Optionee irrevocably elects to exercise the Option and to pledge the shares so purchased to the NASD Dealer in a margin account as security for a loan from the NASD Dealer in the amount of the Exercise Price, and whereby the NASD Dealer irrevocably commits upon receipt of such shares to forward the Exercise Price directly to the Company; or (h) any combination of the foregoing methods of payment or any other consideration or method of payment as shall be permitted by applicable law.

5.4.    Term and Termination of Options.    The term and provisions for termination of each Option shall be as fixed by the Administrator, but no Option may be exercisable more than ten (10) years after the date it is granted. An Incentive Option granted to a person who is a 10% Stockholder on the date of grant shall not be exercisable more than five (5) years after the date it is granted.

5.5.    Vesting and Exercise of Options.    Each Option shall vest and become exercisable in one or more installments at such time or times and subject to such conditions, including without limitation the achievement of specified performance goals or objectives, as shall be determined by the Administrator.

5.6.    Annual Limit on Incentive Options.    To the extent required for “incentive stock option” treatment under Section 422 of the Code, the aggregate Fair Market Value (determined as of the time of grant) of the Common Stock with respect to which Incentive Options granted under this Plan and any other plan of the Company or any Affiliated Company become exercisable for the first time by an Optionee during any calendar year shall not exceed $100,000.

5.7.    Nontransferability of Options.    Options shall not be assignable or transferable except by will or the laws of descent and distribution, and during the life of the Optionee shall be exercisable only by such Optionee.

5.8.    Rights as Stockholder.    An Optionee or permitted transferee of an Option shall have no rights or privileges as a stockholder with respect to any shares covered by an Option until such Option has been duly exercised and certificates representing shares purchased upon such exercise have been issued to such person.

ARTICLE 6.

ADMINISTRATION OF THE PLAN

6.1.    Administrator.    Authority to control and manage the operation and administration of the Plan shall be vested in the Board, which may delegate such responsibilities in whole or in part to a committee consisting of two (2) or more members of the Board (the “Committee”). Members of the Committee may be appointed from time to time by, and shall serve at the pleasure of, the Board. The Board may limit the composition of the Committee to those persons necessary to comply with the requirements of Section 162(m) of the Code and Section 16 of the Exchange Act. As used herein, the term “Administrator” means the Board or, with respect to any matter as to which responsibility has been delegated to the Committee, the term Administrator shall mean the Committee.

6.2.    Powers of the Administrator.    In addition to any other powers or authority conferred upon the Administrator elsewhere in the Plan or by law, the Administrator shall have full power and authority: (a) to determine the persons to whom, and the time or times at which, Incentive Options or Nonqualified Options shall be granted, the number of shares to be represented by each Option, and the consideration to be received by the Company upon the exercise of such Options; (b) to interpret the Plan; (c) to create, amend or rescind rules and regulations relating to the Plan; (d) to determine the terms, conditions and restrictions contained in, and the form of, Option Agreements; (e) to determine the identity or capacity of any persons who may be entitled to exercise an Optionee’s rights under any Option under the Plan; (f) to correct any defect or supply any omission or reconcile any inconsistency in the Plan or in any Option Agreement; (g) to accelerate the vesting of any Option; (h) to amend outstanding Option Agreements to provide for, among other things, any change or modification which the Administrator could have included in the original Agreement or in furtherance of the powers provided for herein; and (i) to make all other determinations necessary or advisable for the administration of the Plan, but only to the extent not contrary to the express provisions of the Plan. Any action, decision, interpretation or determination made in good faith by the Administrator in the exercise of its authority conferred upon it under the Plan shall be final and binding on the Company and all Optionees.

6.3.    Limitation on Liability.    No employee of the Company or member of the Board or Committee shall be subject to any liability with respect to duties under the Plan unless the person acts fraudulently or in bad faith.

To the extent permitted by law, the Company shall indemnify each member of the Board or Committee, and any employee of the Company with duties under the Plan, who was or is a party, or is threatened to be made a party, to any threatened, pending or completed proceeding, whether civil, criminal, administrative or investigative, by reason of such person’s conduct in the performance of duties under the Plan.

ARTICLE 7.

CHANGE IN CONTROL

7.1.    Change in Control.    In order to preserve an Optionee’s rights in the event of a Change in Control of the Company:

          (a)    Vesting of all outstanding Options shall accelerate automatically effective as of immediately prior to the consummation of the Change in Control unless the Options are to be assumed by the acquiring or successor entity (or parent thereof) or new options or New Incentives are to be issued in exchange therefor, as provided in subsection (b) below.

          (b)    Vesting of outstanding Options shall not accelerate if and to the extent that: (i) the Options (including the unvested portion thereof) are to be assumed by the acquiring or successor entity (or parent thereof) or new options of comparable value are to be issued in exchange therefor pursuant to the terms of the Change in Control transaction, or (ii) the Options (including the unvested portion thereof) are to be replaced by the acquiring or successor entity (or parent thereof) with other incentives of comparable value under a new incentive program (“New Incentives”) containing such terms and provisions as the Administrator in its discretion may consider equitable. If outstanding Options are assumed, or if new options of comparable value are issued in exchange therefor, then each such Option or new option shall be appropriately adjusted, concurrently with the Change in Control, to apply to the number and class of securities or other property that the Optionee would have received pursuant to the Change in Control transaction in exchange for the shares issuable upon exercise of the Option had the Option been exercised immediately prior to the Change in Control, and appropriate adjustment also shall be made to the Exercise Price such that the aggregate Exercise Price of each such Option or new option shall remain the same as nearly as practicable.

          (c)    If any Option is assumed by an acquiring or successor entity (or parent thereof) or a new option of comparable value or New Incentive is issued in exchange therefor pursuant to the terms of a Change in Control transaction, then if so provided in an Option Agreement, the vesting of the Option, the new option or the New Incentive shall accelerate if and at such time as the Optionee’s service as an employee, director, officer, consultant or other service provider to the acquiring or successor entity (or a parent or subsidiary thereof) is terminated involuntarily or voluntarily under certain circumstances within a specified period following consummation of the Change in Control, pursuant to such terms and conditions as shall be set forth in the Option Agreement.

          (d)    If vesting of outstanding Options will accelerate pursuant to subsection (a) above, the Administrator in its discretion may provide, in connection with the Change in Control transaction, for the purchase or exchange of each Option for an amount of cash or other property having a value equal to the difference (or “spread”) between: (x) the value of the cash or other property that the Optionee would have received pursuant to the Change in Control transaction in exchange for the shares issuable upon exercise of the Option had the Option been exercised immediately prior to the Change in Control, and (y) the Exercise Price of the Option.

          (e)    The Administrator shall have the discretion to provide in each Option Agreement other terms and conditions that relate to (i) vesting of such Option in the event of a Change in Control, and (ii) assumption of such Options or issuance of comparable securities or New Incentives in the event of a Change in Control. The aforementioned terms and conditions may vary in each Option Agreement, and may be different from and have precedence over the provisions set forth in Sections 7.1(a)—7.1(d) above.

          (f)    Outstanding Options shall terminate and cease to be exercisable upon consummation of a Change in Control except to the extent that the Options are assumed by the successor entity (or parent thereof) pursuant to the terms of the Change in Control transaction.

          (g)    If outstanding Options will not be assumed by the acquiring or successor entity (or parent thereof), the Administrator shall cause written notice of a proposed Change in Control transaction to be given to Optionees not less than fifteen (15) days prior to the anticipated effective date of the proposed transaction.

ARTICLE 8.

AMENDMENT AND TERMINATION OF THE PLAN

8.1.    Amendments.    The Board may from time to time alter, amend, suspend or terminate the Plan in such respects as the Board may deem advisable. No such alteration, amendment, suspension or termination shall be made which shall substantially affect or impair the rights of any Optionee under an outstanding Option Agreement without such Optionee’s consent. The Board may alter or amend the Plan to comply with requirements under the Code relating to Incentive Options or other types of options which give Optionees more favorable tax treatment than that applicable to Options granted under this Plan as of the date of its adoption. Upon any such alteration or amendment, any outstanding Option granted hereunder may, if the Administrator so determines and if permitted by applicable law, be subject to the more favorable tax treatment afforded to an Optionee pursuant to such terms and conditions.

         8.2.    Plan Termination.    Unless the Plan shall theretofore have been terminated, the Plan shall terminate on the tenth (10th) anniversary of the Effective Date and no Options may be granted under the Plan thereafter, but Options then outstanding shall continue in effect in accordance with their respective terms.

ARTICLE 9.

TAX WITHHOLDING

9.1.    Withholding.    The Company shall have the power to withhold, or require an Optionee to remit to the Company, an amount sufficient to satisfy any applicable Federal, state, and local tax withholding requirements with respect to any Options exercised under the Plan. To the extent permissible under applicable tax, securities and other laws, the Administrator may, in its sole discretion and upon such terms and conditions as it may deem appropriate, permit an Optionee to satisfy his or her obligation to pay any such tax, in whole or in part, up to an amount determined on the basis of the highest marginal tax rate applicable to such Optionee, by (a) directing the Company to apply shares of Common Stock to which the Optionee is entitled as a result of the exercise of an Option or (b) delivering to the Company shares of Common Stock owned by the Optionee. The shares of Common Stock so applied or delivered in satisfaction of the Optionee’s tax withholding obligation shall be valued at their Fair Market Value as of the date of measurement of the amount of income subject to withholding.

ARTICLE 10.

MISCELLANEOUS

10.1.    Benefits Not Alienable.    Other than as provided above, benefits under the Plan may not be assigned or alienated, whether voluntarily or involuntarily. Any unauthorized attempt at assignment, transfer, pledge or other disposition shall be without effect.

10.2.    No Enlargement of Employee Rights.    This Plan is strictly a voluntary undertaking on the part of the Company and shall not be deemed to constitute a contract between the Company and any Optionee to be consideration for, or an inducement to, or a condition of, the employment of any Optionee. Nothing contained in the Plan shall be deemed to give the right to any Optionee to be retained as an employee of the Company or any Affiliated Company or to interfere with the right of the Company or any Affiliated Company to discharge any Optionee at any time.

10.3.    Application of Funds.    The proceeds received by the Company from the sale of Common Stock pursuant to Option Agreements, except as otherwise provided herein, will be used for general corporate purposes.

10.4.    Annual Reports.    During the term of this Plan, the Company will furnish to each Optionee who does not otherwise receive such materials, copies of all reports, proxy statements and other communications that the Company distributes generally to its stockholders.

[Form of proxy card]

Ceradyne, Inc.

This Proxy is Solicited on Behalf of the Board of Directors

For Annual Meeting of Stockholders July 28, 2003

The undersigned hereby appoints Joel P. Moskowitz and Jerrold J. Pellizzon, and each of them, as Proxies, with full power of substitution, to vote the shares of Ceradyne, Inc. which the undersigned would be entitled to vote if personally present at the Annual Meeting of Stockholders of Ceradyne, Inc. to be held at The Radisson Hotel, located at 4545 MacArthur Blvd., Newport Beach, California 92660, on Monday, July 28, 2003 at 10:00 a.m., local time, and at any adjournment thereof.

Please Detach and Mail in the Envelope Provided

A. ☒ Please mark your votes as in this example		FOR	AGAINST	ABSTAIN

1. Election                     FOR         WITHHELD
of                                ☐               ☐
Directors

For, except vote withheld from the following

nominee(s):

(Instruction: To withhold authority to vote for

any individual nominee write that nominee’s

name in the space below.)

Nominees: Joel P. Moskowitz Richard A. Alliegro Eduard Bagdasarian Frank Edelstein Wilford D. Godbold, Jr. Milton L. Lohr

2. Approve the Company’s

    2003 Stock Incentive Plan.

3. Approve amendment to

    the Company’s Certificate of Incorporation.

4. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.

		☐ FOR ☐	☐ AGAINST ☐	☐ ABSTAIN ☐

This proxy confers discretionary authority to cumulate and

distribute votes for any or all of the nominees named above

for which the authority to vote has not been withheld.

This proxy, when properly executed, will be voted in the

manner directed herein. If no direction is made, this proxy

will be voted FOR the election of directors and FOR

Proposals 2 and 3.

PLEASE MARK, SIGN, DATE AND RETURN THIS

PROXY CARD PROMPTLY USING THE

ENCLOSED ENVELOPE.

SIGNATURE                                 DATE                                 SIGNATURE                                 DATE

Note:	Please sign exactly as name appears hereon. When shares are held by joint tenants, both should sign. When signing as attorney, as executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.